Exhibit 32.03

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF

THE UNITED STATES CODE

I, Gregg Buckbinder, certify that (i) the Quarterly Report of Millburn Multi-Markets Fund L.P. (the “Partnership”) on Form 10-Q for the period ending March 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

By:	/s/ Gregg Buckbinder

Gregg Buckbinder

President and Chief Operating Officer

Millburn Ridgefield Corporation

General Partner, Millburn Multi-Markets Fund L.P.

May 14, 2021